UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)      June 13, 2007

KELLWOOD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-07340	36-2472410

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Kellwood Parkway, St. Louis, Missouri		63017

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code      (314) 576-3100

Not Applicable

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 13, 2007, Kellwood Company (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) with Hanna Andersson Corporation, a Delaware corporation (“Hanna Andersson”). Hanna Andersson is a leading brand in the specialty children’s apparel market. Hanna Andersson had approximately $100 million in sales for 2006. The following is a summary of the Agreement, which summary is qualified in its entirety by reference to the actual Agreement, a copy of which is attached hereto as Exhibit 10.1.

Subject to the terms and conditions set forth in the Agreement, at the effective time of the merger pursuant to the Agreement, Newkell V, Inc., a Delaware corporation and wholly owned subsidiary of the Company, will merge with and into Hanna Andersson, and as a result Hanna Andersson will continue as the surviving corporation and wholly owned subsidiary of the Company (the “Merger”). The Company will purchase Hanna Andersson for approximately $175 million. The Merger is expected to close by the end of our fiscal second quarter.

The Agreement contains representations and warranties and indemnification obligations customary for transactions of this type. Hanna Andersson has responsibility for indemnification claims only to the extent they aggregate to over $1,750,000 (except in certain specified circumstances). Total indemnification obligations of Hanna Andersson are limited to $8,750,000 (except in certain specified circumstances).

The Merger is subject to customary closing conditions and regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

On June 13, 2007, the Company entered into Voting Agreements with certain stockholders of Hanna Andersson, pursuant to which the stockholders agreed to vote in favor of the Merger and not vote for any action or proposal to interfere with the transactions contemplated by the Agreement. A copy of the form of Voting Agreement is attached hereto as Exhibit 10.2.

There are representations and warranties contained in the Agreement which are made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties are made solely for purposes of the Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

J.P. Morgan Securities Inc. acted as the Company’s financial advisor and CIBC World Markets acted as Hanna Andersson’s financial advisor in the Merger.

On June 13, 2007, the Company issued a press release announcing the signing of the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits
	Exhibit Number	Description
	10.1	Agreement and Plan of Merger
	10.2	Voting Agreement

99.1	June 13, 2007 Press Release announcing Agreement and Plan of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLWOOD COMPANY
(Registrant)

DATE June 14, 2007	BY	/s/ Thomas H. Pollihan

Thomas H. Pollihan
Executive Vice President, Secretary
and General Counsel